Exhibit 23

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in following Registration Statements of The Bear Stearns Companies Inc. on Form S-3, File Nos. 33-56009, 333-42295, 333-43565, 333-57083, 333-61437, 333-66861, 333-79417, 333-83049,
333-31980, 333-49876, 333-52902, 333-76894, 333-104455, 333-109793 and Form S-8,
File Nos. 33-49979, 33-50012, 33-55804, 33-56103, 333-16041, 333-57661,
333-58007, 333-66353, 333-81901, 333-92357, 333-50928, 333-57460, 333-63002,
333-74200, 333-83580, 333-86060, 333-101461, 333-104006, 333-106567, 333-106631
and 333-108976 of our reports dated February 13, 2004, (which reports express unqualified opinions and explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," as amended by SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB Statement No. 123," in 2003), appearing in and incorporated by reference in the Annual Report on Form 10-K of The Bear Stearns Companies Inc. for the fiscal year ended November 30, 2003.




/s/ Deloitte & Touche LLP

February 27, 2004
New York, New York